Exhibit 10.14

FORM OF

RESTRICTED STOCK UNIT AGREEMENT

THIS RESTRICTED STOCK UNIT AGREEMENT (the “Agreement”) is made effective as of [            ], 2012, between USF Holding, Corp., a Delaware corporation (hereinafter called the “Company”), and the individual whose name is set forth on the signature page hereof, who is an employee of the Company or of a Subsidiary of the Company, hereinafter referred to as the “Employee”.

W I T N E S S E T H:

WHEREAS, the Company wishes to grant Employee a number of Restricted Stock Units, on the terms and conditions set forth herein, pursuant to the terms and conditions of this Agreement, the Plan (the terms of which are hereby incorporated by reference and made a part of this Agreement), and a Management Stockholder’s Agreement.

NOW, THEREFORE, in consideration of the covenants and agreements contained herein and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

Section 1. Definitions. Any capitalized terms not otherwise defined herein shall have the same meaning as such terms are defined in the Plan (as such term is defined below) or the Management Stockholder’s Agreement.

(a) “Fair Market Value” shall have the meaning set forth in the Plan.

(b) “Plan” means the 2007 Stock Incentive Plan for Key Employees of USF Holding Corp. and its Affiliates, as amended from time to time.

(c) “Public Offering” shall have the same meaning as such term is defined in the Management Stockholder’s Agreement.

(d) “Restricted Stock Unit” means a notional unit representing the right to receive one share of Common Stock on the applicable Settlement Date.

(e) “Settlement Date” means the date that is no later than sixty (60) days following the Applicable Vesting Date.

Section 2. Grant and Vesting of Restricted Stock Units.

(a) Grant. Subject to the terms and conditions of the Plan and the additional terms and conditions set forth in this Agreement, as of the date hereof, the Company hereby grants to Employee [NUMBER] Restricted Stock Units (hereinafter referred to as “Award”).

(b) Vesting. (i) Subject to Employee’s continued employment with the Company or any Subsidiary thereof on the Applicable Vesting Date, the Restricted Stock Units shall vest as to one-fourth of such shares on each [December 31, 2012, 2013, 2014, 2015 and 2016] (each such date an “Applicable Vesting Date”); and (ii) all Restricted Stock Units shall become vested as to 100% of the shares of Common Stock subject to any unvested Restricted Stock Units upon the occurrence of a Change in Control that occurs prior to [December 31, 2016]. Any Restricted Stock Units that become vested pursuant to this Section 2(b) shall hereafter be referred to as “Vested Restricted Stock Units.”

Section 3. Termination of Employment. In the event of any termination of Employee’s employment with the Company for any reason, then all unvested Restricted Stock Units shall be forfeited as of the date of such termination, and Employee shall have no further rights with respect thereto.

Section 4. Settlement of the Restricted Stock Units. Vested Restricted Stock Units shall be settled in shares of Common Stock on the applicable Settlement Date (for the avoidance of doubt, regardless of whether Employee is employed by the Company on such date), with such Shares to be delivered to Employee on such date; provided, however, that if a Settlement Date occurs prior to the occurrence of a Public Offering, Employee may satisfy the minimum statutory tax withholding obligation associated with the settlement of the Vested Restricted Stock Units by having the Company withhold a number of shares of Common Stock otherwise deliverable to Employee upon such settlement having an aggregate Fair Market Value on such Settlement Date equal to the amount of such minimum withholding obligation. Subject to the foregoing proviso, it shall be a condition of the obligation of the Company, upon delivery of the shares of Common Stock to Employee as provided in the previous sentence, that Employee pay to the Company such amount as may be required for the purpose of satisfying any liability for any federal, state or local income or other taxes required by law to be withheld with respect to the settlement of the Restricted Stock Units in such Common Stock. Employee shall make such arrangements with the Company to provide for the satisfaction of such withholding including, without limitation, authorizing the Company to withhold Common Stock otherwise deliverable to Employee hereunder and/or withholding amounts from any compensation or other amount owing from the Company to Employee.

Section 5. Management Stockholder’s Agreement, Sale Participation Agreement and Non-Solicitation and Non-Disclosure Agreement.

Employee acknowledges and agrees that the shares of Common Stock received by Employee upon settlement of the Vested Restricted Stock Units (any such shares “RSU Stock”) shall, to the extent applicable, be subject to the terms and conditions of the Management Stockholder’s Agreement, Sale Participation Agreement and the Non-Solicitation and Non-Disclosure Agreement (as amended from time to time). Notwithstanding anything to the contrary in the Management Stockholder’s Agreement or Non-Solicitation and Non-Disclosure Agreement, Employee further acknowledges and agrees that if, at any time while the Employee is employed with the Company or during the twelve months following the termination of Employee’s employment with the Company for any reason (the “Termination Date”): (a) Employee breaches any of the restrictive covenants contained in the Management Stockholder’s Agreement or the Non-Solicitation and Non-Disclosure Agreement or (b) the Committee reasonably determines that the Employee has at any time engaged in ethical misconduct in violation of the Company’s Code of Conduct, which the Committee reasonably determines caused material business or reputational harm to the Company, then the Committee may, to the extent permitted by governing law, elect to impose the requirements of Section 6 below (any such foregoing event, a “Clawback Event”).

Section 6. Clawback/Recoupment.

(a) If the Committee reasonably determines that a Clawback Event has occurred, the Committee may require Employee: (i) to forfeit any unvested Restricted Stock Units and/or to return all, or such portion as the Committee may determine, of the shares of RSU Stock then held by Employee, which Employee received within the Clawback Period; and/or (ii) to the extent that such determination occurs after the Company has purchased RSU Stock received by Employee within the Clawback Period from Employee pursuant to the terms of the Management Stockholder’s Agreement, to reimburse to the Company any payment(s) received from the Company in connection with such purchase; and/or (iii) to pay to the Company the full value of the RSU Stock Employee received upon vesting of this Award during the Clawback Period, if Employee previously sold or otherwise disposed of any such RSU Stock to a third party prior to the Committee determining that a Clawback Event has or had occurred. For purposes of this Agreement, the term “Clawback Period” means the three-year period immediately preceding the earlier of (x) a Clawback Event and (y) the Termination Date.

(b) In the event the foregoing Section 6(a) applies, the Company may, at its sole election:

(i) require the Employee to return such RSU Stock, and/or pay such amount as determined in such provision in a cash lump sum, in each case within 30 days of such determination;

(ii) deduct the amount from any other compensation owed to the Employee (as a condition to acceptance of this Award, the Employee agrees to permit the deduction provided for by this subsection) the value of such RSU Stock and/or amount otherwise due thereunder, as applicable; or

(iii) a combination of subsections (b)(i) and (b)(ii).

(c) By accepting this Award, the Employee agrees that timely payment to the Company as set forth in this Section 6 is reasonable and necessary, and that timely payment to the Company as set forth in this Section 6 is not a penalty, and it does not preclude the Company from seeking all other remedies that may be available to the Company. The Employee further acknowledges and agrees that the Employee’s Restricted Stock Units shall be cancelled and forfeited without payment by the Company if the Committee reasonably determines that the Employee has engaged in the conduct specified under Section 5.

Section 7. Conflict. In the event of any conflict between this Agreement and the Plan, the terms of the Plan shall control. For the avoidance of doubt and for purposes of the Management Stockholder’s Agreement or the Sale Participation Agreement, only shares of Common Stock due to be delivered to Employee in respect of Vested Restricted Stock Units on or after any Applicable Vesting Date that has occurred shall be considered “Stock” under this Agreement and the Management Stockholder’s Agreement, and “Common Stock” that is eligible to be included in any Request (as defined in the Sale Participation Agreement) for purposes of the Sale Participation Agreement.

Section 8. No Rights as Stockholder. Employee shall not have any rights of a stockholder, including voting rights and actual dividend rights with respect to the shares of the Company subject to the grant of Restricted Stock Units hereunder unless and until Employee becomes the record holder of those shares following their actual issuance to Employee and Employee’s satisfaction of the applicable withholding taxes pursuant to Section 4 above.

Section 9. Conditions to Issuance of Stock Certificates

The shares of stock deliverable upon the vesting of Restricted Stock Units, or any portion thereof, may be either previously authorized but unissued shares or issued shares, which have then been reacquired by the Company. Such shares shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any certificate or certificates for shares of stock purchased (if certified, or if not certified, register the issuance of such shares on its books and records) upon the vesting of Restricted Stock Units or portion thereof prior to fulfillment of all of the following conditions:

(i) The obtaining of approval or other clearance from any state or federal governmental agency which the Committee shall, in its reasonable and good faith discretion, determine to be necessary or advisable;

(ii) The execution by the Employee of the Management Stockholder’s Agreement, a Sale Participation Agreement and a Non-Solicitation and Non-Disclosure Agreement (as amended from time to time); and

(iii) The lapse of such reasonable period of time following the vesting of Restricted Stock Units as the Committee may from time to time establish for reasons of administrative convenience or as may otherwise be required by applicable law.

Section 10. Successors and Assigns.

(a) The Company. This Agreement shall inure to the benefit of and be enforceable by, and may be assigned by the Company to, any purchaser of all or substantially all of the Company’s business or assets or any successor to the Company (whether direct or indirect, by purchase, merger, consolidation or otherwise).

(b) Employee. Employee’s rights and obligations under this Agreement shall not be transferable by Employee by assignment, sell, transfer, pledge, hypothecation or otherwise encumbered or disposed of , without the prior written consent of the Company; provided, however, that if Employee shall die, all amounts then payable to Employee hereunder shall be paid in accordance with the terms of this Agreement to Employee’s devisee, legatee or other designee or, if there be no such designee, to Employee’s estate.

Section 11. Investment Representation. Employee hereby acknowledges that the Restricted Stock Units and Stock relating to the Restricted Stock Units shall not be sold, transferred, assigned, pledged or hypothecated in the absence of an effective registration statement for the Shares under the Securities Act of 1933, as amended (the “Securities Act”), and applicable state securities laws or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws or as otherwise provided herein or in the Plan. Employee also agrees that the Restricted Stock Units and Stock which Employee acquires pursuant to this Agreement will not be sold or otherwise disposed of in any manner which would constitute a violation of any applicable securities laws, whether federal or state.

Section 12. Legend on Certificates. In the absence of an effective registration statement, the certificates representing the shares of Common Stock received by Employee upon settlement of the Vested Restricted Stock Units shall be subject to such stop transfer orders and other restrictions as the Committee may determine is required by the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares are listed, any applicable federal or state laws and the Company’s Certificate of Incorporation and Bylaws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

Section 13. Further Assistance. Employee will provide assistance reasonably requested by the Company and its Affiliates in connection with actions taken by Employee while employed by the Company and/or its Affiliates, including but not limited to assistance in connection with any lawsuits or other claims against the Company and/or its Affiliates arising from events during the period in which Employee was employed by the Company or any Affiliate.

Section 14. Binding Effect; No Third Party Beneficiaries. This Agreement shall be binding upon and inure to the benefit of the Company (including its Affiliates) and Employee and their respective heirs, representatives, successors and permitted assigns. This Agreement shall not confer any rights or remedies upon any person other than the Company (including its Affiliates) and the Employee and their respective heirs, representatives, successors and permitted assigns. The parties agree that this Agreement shall survive the issuance of the Stock.

Section 15. Notice. Every notice or other communication relating to this Agreement shall be in writing, and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by it in a notice mailed or delivered to the other party as herein provided, provided that, unless and until some other address be so designated, all notices or communications by Employee to the Company shall be mailed or delivered to the Company at its principal Employee office, and all notices or communications by the Company to Employee may be given to Employee personally or may be mailed to Employee at Employee’s last known address, as reflected in the Company’s records.

Section 16. Changes in Capital Structure. The Restricted Stock Units granted hereunder shall be adjusted or substituted, as determined by the Board or the Committee, as applicable, in accordance with Sections 8 and 9 of the Plan.

Section 17. No Right to Continued Service. This Agreement does not confer upon Employee any right to continue as an employee of the Company, nor shall it interfere in any way with the right of the Company to terminate Employee’s employment at any time for any reason.

Section 18. Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof.

Section 19. Compliance with Section 409A. The provisions of Section 10(c) of the Plan are hereby incorporated by reference.

Section 20. Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

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[Signatures to appear on the following page]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

USF HOLDING, CORP.

By:
Name:
Title:

EMPLOYEE

[NAME]